                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               SYSCO Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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

                                  [SYSCO LOGO]

                                SYSCO CORPORATION

                               IMPORTANT REMINDER

October 31, 2002

Dear SYSCO Shareholder:

         The annual meeting of shareholders of SYSCO Corporation will take place on Friday, November 8, 2002. THIS LETTER IS TO REMIND YOU THAT YOUR VOTE IS IMPORTANT TO SYSCO.

         TO DATE YOUR PROXY VOTE HAS NOT BEEN RECEIVED. We encourage you to vote promptly using the enclosed duplicate proxy form. If it is convenient, you may also vote by telephone or the Internet and save SYSCO the expense and cost of further mailings. Simply follow the instructions included with this letter.

         Your Board of Directors recommends that shareholders vote FOR the election of four directors (proposal 1) and AGAINST the two shareholder proposals (proposals 2 and 3).

         The first shareholder proposal (proposal 2) concerns the declassification of the Board of Directors. We believe that the current structure of the Board is in the best interests of the Company's employees and shareholders. The current structure:

             o Provides continuity and stability of SYSCO's business strategies and policies because, at any given time, a majority of the Board will have experience in the Company's business and affairs.

             o Creates long-term shareholder value as result of the continuity and quality of leadership that results from a classified board.

             o Improves the Board of Directors' ability to negotiate the best results for shareholders in the event of a takeover situation.

         We believe that SYSCO's strong financial performance over many years speaks for itself. We do not agree with the assertion that our classified Board structure comes at the expense of accountability to shareholders, as all of the company's directors, regardless of the length of their term, are required to uphold their fiduciary duties to the company and its shareholders. Accordingly, your Board of Directors recommends that shareholders vote AGAINST THE PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS (PROPOSAL 2 ON THE PROXY CARD).

         With regard to the proposal seeking to review the Company's policies on food products that may contain genetically engineered ingredients (proposal 3), as described in the Proxy Statement, your Board of Directors recommends that shareholders vote AGAINST THE PROPOSAL (PROPOSAL 3 ON THE PROXY CARD).

         Please vote your proxy today - FOR PROPOSAL 1 AND AGAINST PROPOSALS 2 AND 3. If you need another copy of the proxy statement or have any questions, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or collect at (212) 929-5500. We appreciate your prompt attention to voting your shares and thank you for your continued interest in your Company.

                                           Sincerely,

                                           /s/ CHARLES H. COTROS

                                           Charles H. Cotros
                                           Chairman of the Board and
                                           Chief Executive Officer

================================================================================


                      INSTRUCTIONS FOR VOTING BY TELEPHONE

      * Call the toll-free number located on the upper left side of the enclosed proxy card.

      * Use your 12-digit control number, which is located above Proposal 1 on the enclosed proxy card, to access the voting menu.


                    INSTRUCTIONS FOR VOTING VIA THE INTERNET

      *   Go to www.PROXYVOTE.com

      * Use your 12-digit control number, which is located above Proposal 1 on the enclosed proxy card, to access the voting screen



      If you have any questions, or need assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc. at
        (800) 322 - 2885 (toll-free) or (212) 929 - 5500 (call collect).


================================================================================